UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2011, CSS Industries, Inc. (the “Company”, “CSS, “we”, “us,” “our”) and its Cleo Inc (“Cleo”) subsidiary entered into an Asset Purchase Agreement (“Agreement”) for the sale of the Christmas gift wrap portion of Cleo’s business and certain Cleo assets to Impact Innovations, Inc. (“Impact”). Closing took place contemporaneously with the execution of the Agreement.

The following description of the Agreement is qualified in its entirety by the provisions of the Agreement, which is filed herewith as Exhibit 2.1.

Under the Agreement, Impact acquired the Christmas gift wrap portion of Cleo’s business and certain of Cleo’s assets relating to such business, including certain equipment, contract rights, customer lists, intellectual property and other intangible assets. Cleo’s remaining assets, including accounts receivable and inventory were excluded from the sale. Under the Agreement, Cleo retained the right and obligation to fulfill all customer orders for Cleo Christmas gift wrap products for Christmas 2011. Cleo also retained the right to use the “Cleo” name and other intangible assets included in the sale solely to allow Cleo: (i) to fulfill Cleo’s obligations to its customers and suppliers with respect to the manufacture, sale and distribution of Cleo Christmas gift wrap products for the 2011 Christmas season, and (ii) to sell and dispose of any Cleo Christmas gift wrap inventory (including raw materials, work in progress and finished goods) that is not used to fulfill customer orders for Christmas 2011.

The purchase price was $7,500,000, of which $2,000,000 was paid to Cleo in cash at closing. The remainder of the purchase price was paid through the issuance by Impact of an unsecured subordinated promissory note, which provides for quarterly payments of interest at 7% and principal payments as follows: $500,000 on March 1, 2012; $2,500,000 on March 1, 2013; and all remaining principal and interest on March 1, 2014. This transaction is expected to result in a pre-tax gain of approximately $5,700,000, which will partially offset pre-tax expenses of $9,000,000 that CSS expects to incur in its fiscal year ending March 31, 2012 related to the previously announced plan to close the Cleo manufacturing facility located in Memphis, Tennessee.

We previously disclosed that during our fiscal year ending March 31, 2012 we expect to incur pre-tax expenses of up to $10,300,000 (inclusive of $5,540,000 expensed in the first quarter of fiscal 2012) associated with the approved plan to close our manufacturing facility located in Memphis, Tennessee, with the exit to be completed by no later than December 31, 2011. These costs primarily relate to cash expenditures for facility and staff costs (approximately $7,100,000) and non-cash asset write-downs (approximately $3,200,000). Additionally, we indicated that we expect to incur $1,300,000 in cash spending during fiscal 2012 relating to this plan which was expensed in fiscal 2011.

We now expect that our pre-tax expenses associated with this approved plan will approximate $9,000,000 (inclusive of $5,540,000 expensed in the first quarter of fiscal 2012). Approximately $6,500,000 of this amount will be cash with approximately $2,500,000 non-cash. These amounts remain subject to change due to uncertainty as to the final amount of facility exit and staff costs and other costs related to the closure of this manufacturing facility. We continue to expect to incur $1,300,000 in cash spending during fiscal 2012 relating to this plan which was expensed in fiscal 2011.

Contemporaneously with the execution of the Agreement, CSS and its Cleo, Berwick Offray LLC (“Berwick”), Paper Magic Group, Inc. (“PMG”) and C.R. Gibson, LLC (“CRG” and together with CSS, Cleo, Berwick and PMG, the “CSS Restricted Parties”) subsidiaries entered into a Non-Competition Agreement in favor of Impact. Under the Non-Competition Agreement, the CSS Restricted Parties have certain non-competition and non-solicitation obligations with respect to Christmas gift wrap business activities until December 31, 2014, subject to certain exceptions. Geographically, the non-competition obligations extend to the United States, those geographic locations where Cleo engaged in Cleo Christmas gift wrap business activities during the two years immediately preceding the execution of the Non-Competition Agreement and those geographic areas where Impact engages in the Cleo Christmas gift wrap business through December 31, 2014.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the Company’s expected gain from the sale to Impact of the Cleo Christmas gift wrap business and certain Cleo assets, and the pre-tax expenses that the Company expects to incur in connection with its plan to close the Cleo manufacturing facility located in Memphis, Tennessee. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s restructuring plan to close its Memphis, Tennessee manufacturing facility, including the risk that the cost of implementing the plan will exceed expectations, the risk that the expected benefits of the plan will not be realized and the risk that implementation of the plan will interfere with and adversely affect the Company’s operations, sales and financial performance; risks associated with the sale of the Company’s Christmas gift wrap business, including the risk that gain resulting from such sale will be less than presently estimated and the credit risk associated with the subordinated promissory note received in partial consideration of such sale; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2011 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 9, 2011, the Company’s Cleo subsidiary sold the Christmas gift wrap portion of Cleo’s business and certain Cleo assets to Impact Innovations, Inc. The foregoing sale is more fully described in Item 1.01 above. The information in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following pro forma financial information of CSS Industries, Inc., giving effect to the sale transaction and facility exit costs described in Item 1.01 above, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 9.01(b): unaudited pro forma consolidated balance sheets as of June 30, 2011 and March 31, 2011; and unaudited pro forma consolidated statements of operations for the fiscal years ended March 31, 2011, 2010, and 2009 and for the three-month periods ended June 30, 2011 and 2010.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 9, 2011 among CSS Industries, Inc., Cleo Inc, and Impact Innovations, Inc.*
* Schedules are omitted. The registrant hereby undertakes to furnish to the Commission supplementally upon request a copy of omitted Schedules to the Asset Purchase Agreement.

99.1	Unaudited pro forma consolidated balance sheets of CSS Industries, Inc. as of June 30, 2011 and March 31, 2011; and unaudited pro forma consolidated statements of operations of CSS Industries, Inc. for the fiscal years ended March 31, 2011, 2010, and 2009 and for the three-month periods ended June 30, 2011 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:  /s/ Vincent A. Paccapaniccia
        Vincent A. Paccapaniccia
        Vice President – Finance and Chief
         Financial Officer

Date: September 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 9, 2011 among CSS Industries, Inc., Cleo Inc, and Impact Innovations, Inc.*
* Schedules are omitted. The registrant hereby undertakes to furnish to the Commission supplementally upon request a copy of omitted Schedules to the Asset Purchase Agreement.

99.1	Unaudited pro forma consolidated balance sheets of CSS Industries, Inc. as of June 30, 2011 and March 31, 2011; and unaudited pro forma consolidated statements of operations of CSS Industries, Inc. for the fiscal years ended March 31, 2011, 2010, and 2009 and for the three-month periods ended June 30, 2011 and 2010.

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